भारतीय गैर न्यायिक

एक सौ रुपये **Rs. 100**

रु. 100 ONE HUNDRED RUPEES

सत्यमेव जयते

भारत INDIA

INDIA NON JUDICIAL

తెలంగాణ तेलंगाना TELANGANA

AW 199641

Sl. No. 8650, Date: 04/03/2023, Rs.100/-
Sold to. Palle Srinivas,
S/o. Uppalaiah, R/o. Hyd.
For Whom: SRI SAI CABLE AND BROADBAND PRIVATE LIMITED.

P. SANDHYA RANI
Liscensed Stamp Vendor, Lic No. 16-07-004/2006,
R.No. 16-07-09/2021, H.No.3-5-944, Shop No. 4,
Ground Floor, Panchavati Mall, Narayanaguda,
Hyderabad-29, Phone No.7680000870

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (the "**SPA**") is executed in Mumbai on this 7 day of March 2023 between:

(1) Palle Srinivas, Indian inhabitant, residing at H. No. 3-4-6, Patel Pura, Siddipet, Medak District, Telangana 502103and **(2) Palle Sunitha**, Indian inhabitant, residing at H. No. 3-4-6, Patel Pura, Siddipet, Medak District, Telangana 502103(hereinafter collectively referred to as "**Sellers**") (which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include their respective legal heirs, successors and administrators) of the **First Part**;

AND

SRI SAI CABLE AND BROAD BAND PRIVATE LTD., a company incorporated in India under provisions of the Indian Companies Act, 2013 having its registered office at h. No.18-81/1, 4th Floor, Sai Nilayam, Housing Board Colony, Siddipet, Medak, Telangana 502103 (hereinafter referred to as "**Company**") which expression shall, unless it be

SRI SAI CABLE & BROADBAND PVT. LTD. SIDDIPET

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repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the **Second Part**;

AND

Nimish Pandya, of Mumbai, Indian Inhabitant, residing at ONE BKC, 12th Floor, C Wing Mumbai400051 (hereinafter referred to as "Purchaser") which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and permitted assigns) of the **Third Part**;

The Sellers, Purchaserand Company are hereinafter referred to as "**Parties**" and individually as "**Party**".

WHEREAS:

A. The Company is a private limited company limited by Shares incorporated in India under the Companies Act, 2013on 16th May2018, having CIN U74999TG2018PTC124509,engaged broadly in the business of providing cable and internet services in the territoryas more particularly outlined in its Memorandum of Association.

B. Theauthorized share capital of the Company is Rs.1,00,000/-(Rupees One Lakh Only) divided into 10,000 equity shares of Rs.10/- each and the issued, subscribed and paid up share capital of the Company is Rs. 2,04,500/- /- (Rupees __ Only) divided into 20450 equity shares of Rs.10____/- each;

C. The Sellersarecurrently the owner of 20450 Equity Shares in the Companyaggregating to 100%fully paid–up equity share capital of the Company. The current shareholding pattern of the Company is as described in **Annexure 1** below;

E. The Sellershave discussed with the Purchaserfor the sale, by the Sellers to Purchaser, of the Sellers' 409 Equity Shares in the Company currently owned by the Sellers, aggregating to 2% shareholding in the equity share capital of the Company and the Purchaser shall hold 2% shares in pursuant to the direction given by the Board of Lytus Technologies;

F. The Purchaser has agreed to acquire the Sellers' 409 Equity Sharesfor a Sale Share Consideration as calculated and mentioned in **Annexure 3** of this SPA and upon the terms and subject to the conditions contained herein.

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G. The Parties are entering into this SPA and the Shareholders' Agreement in order to set out the rights and obligations of the Parties in relation to the acquisition of the Sale Shares (as defined hereinafter) by the Purchaser and other matters in connection therewith, which they agree will be interpreted, acted upon and governed solely in accordance with the terms and conditions of this SPA.

NOW, THREFORE IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES AS SET FORTH IN THIS SPA, AND FOR OTHER GOOD AND VALUABLE CONISDERATION, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY THE PARTIES, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS AND INTERPRETATION

1.1 **Definitions. In this SPA, unless the context otherwise requires, the following expressions shall have the following meanings**:

1.1.1 "**Act**" means the Companies Act, 2013, as amended from time to time and shall include any statutory replacement or re-enactment thereof;

1.1.2"**Board**" means the board of directors of the Company which shall be deemed to include any Committee of the Board;

1.1.3"**Charter Documents**" mean the Memorandum of Association and the Articles of Association of the Company, or equivalent under applicable law;

1.1.3"**Control**" together with its grammatical variations when used with respect to anyPerson, means and includes the power to direct the management and policies of the Company, directly or indirectly, whether through the ownership of the vote carrying securities, by contract or otherwise howsoever, including the control as envisaged and agreed under the Memorandum of Understanding dated April 2022 and the Agreement to Acquire shares dated and the Deed of Assignment dated 12th December 2022;

1.1.4 Definitive Agreements shall mean this SPA and/or any other agreement executed between the Parties for the transaction contemplated hereunder;

1.1.7"**Equity Shares**" means the issued and fully paid up equity shares of the Company, having a face value ofRs.10/- each;

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1.1.8"**Encumbrance**" means any encumbrance including but not limited to any claim, mortgage, pledge, charge (fixed or floating), hypothecation, lien, deposit by way of security, bill of sale, option or right of pre-emption, beneficial ownership, right of retention of title or any form of security interest or any obligation (including any conditional obligation) to create any of the same, including without limitation, any discretion on the use, voting, transfer, receipt of income or other attributes of ownership;

1.1.9"**Sale Share Consideration**"means a sum of Rs. 80 lakhs required to be paid by the Purchaser to the Sellers for the Sale Sharesas calculated and mentioned in Annexure 3 below;

1.1.10"**Sale Shares**" shall mean 409 equity shares of the Company to be purchased by the Purchaser, representing as on the date of this SPA amounting to2% of the total paid up equity share capital of the Company.

1.1.11 "**SPA**" means this Share Purchase Agreement together with its annexures and schedules, as may be amended from time to time in accordance with the provisions contained herein;

1.1.12 "**Representations and Warranties**" shall mean the representation and warranties given by either Party to the other as contained in this SPA and in the Shareholders' Agreement delivered by either party in connection with or pursuant to this SPA.

1.2 **Interpretation**

1.2.1 The terms referred to in this SPA shall, unless defined otherwise or inconsistent with the context or meaning thereof, bear the meaning ascribed to them under the relevant statute/legislation.

1.2.2 All references in this SPA to the statutory provisions shall be construed as meaning and including references to:

i) any statutory modification, consolidation or re-enactment (whether before or after the date of this SPA) for the time being in force;

ii) all statutory instruments or orders made pursuant to a statutory provision; and

iii) any statutory provisions, of which these statutory provisions are a consolidation, re-enactment or modification.

1.2.3 Words denoting the singular shall include the plural.

1.2.4 Headings to clauses, sub-clauses and paragraphs are for information only and shall not form part of the operative provisions of this SPA or the Annexures hereto and shall be ignored in construing the same.

1.2.5 References to recitals, clauses or annexures are, unless the context otherwise requires, to recitals, to clauses of, or annexures to this SPA.

2. ACQUISITION OF THE SALE SHARES

2.1 Upon the terms and subject to the conditions set forth in this SPA, in consideration of the mutual understanding between the Parties, the Purchaserhereby agrees to purchase, and the Sellers agree to transfer and deliver, the saleof Sale Shares, free and clear of all Encumbrances and with all attached and accrued rights, for the consideration as mentioned in **Annexure 3** heretoas being the full and final payment for the Sale Shares representing as on the date of this SPA, 2% of the total paid up equity share capital of the Company to the Purchaser. Upon execution of this SPA, the new shareholding pattern of the Company shall be as described in **Annexure 2** below.

2.2 The Sale Shares transferred to the Purchaser by the Sellers shall rank *pari passu* with the other Equity Shares of the Company in all respects, including, entitlement to receive proportionately the dividends and other distributions declared or to be declared in respect of the equity capital of the Company.

3. Sale Shares Consideration

3.1 The total consideration for the sale and transfer of Sale Sharesby the Sellers to the Purchaser in accordance with this SPA shall be as per **Annexure 3** (**"Sale Share Consideration"**):

4. CONDITIONS PRECEDENT

4.1 Receipt of all corporate approvals and sanctions, including without limitations approval by the Board or shareholders, as may be required, of the Sellers and the Purchaser, for Sale of Sale Shares to the Purchaser for the Purchase Price agreed upon;

4.2 Receipt ofFDI and other regulatory approvals. Upon receipt of the regulatory approvals, the sale of shares shall be deemed to be final and complete in all

respects. The Purchaser shall be obliged to make payment of the consideration as mentioned in **Annexure 3** and the Seller shall be obliged to transfer the Sale Shares to the Purchaser.

4.3 The Sale Share Consideration as mentioned in **Annexure 3** shall be subject to financial, legal and tax due diligence.

4.4 Approval of this SPA by the board of directors of the Company and the Purchaser;

4.5 Each of the representations and warranties made by the Parties shall be true and correct as on the execution of this SPA.

4.6 No order, law or regulation shall have been passed by the Government authority having the effect of restraining, enjoying or otherwise prohibiting or making illegal the consummation of any matters contemplated by this SPA.

5. REPRESENTATIONS AND WARRANTIES

5.1 The Purchaser represents and warrants to the Sellers that:

5.1.1 it has the power and authority to execute and deliver this SPA;

5.1.2 this SPAhas been duly authorized, executed and delivered by the Purchaser and upon execution and delivery by Purchaser, this SPAshall be a legal, valid and binding obligation of the Purchaser enforceable with its terms; and

5.1.3 the execution and delivery of this SPAby the Purchaser does not violate any law, rule, regulation, its charter documents or order applicable to it or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instruments to which it is a party or which are applicable to it.

5.2 The Sellersrepresent and warrant to the Purchaser that:

5.2.1 the Sellers have a good and marketable title to the Sale Shares free from all Encumbrances and clear of any and all Liens. The Sellersare not party to or bound by any option, sale agreement, shareholder agreement, pledge, proxy, power of attorney or other agreement or instrument which relates to the ownership, voting or transfer of any of the Sale Shares owned by the Sellers. The Sellershave the sole and absolute right, power and authority to sell, assign and transfer the Sale Shares as provided in this SPA. The Purchaser will acquire good and unencumbered title to the Sale Shares, free and clear

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

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of all Liens and/or Encumbrances, and not subject to any adverse claim when acquired by the Purchaser pursuant to this SPA;

5.2.2 they will not enter into any commitment or transaction that could potentially adversely impact the transfer of the Sale Shares;

5.2.3 they will not do or permit anything which would constitute a breach of any terms of this SPA;

5.2.4 the Company is not involved in, or has been threatened with, any material litigation filed or threatened to be filed against the Company;

5.2.5 this SPA has been duly authorized, executed and delivered by the Company and the Sellers and upon execution and delivery by Purchaser, this SPA shall be a legal, valid and binding obligation of the Purchaser enforceable with its terms;

5.2.6 the execution and delivery of this SPA by the Company and the Sellers do not violate any law, rule, regulation or order applicable to it or violate or contravene the provisions of or constitute a default under any documents, contracts, agreements or any other instruments to which it is a party or which are applicable to it.

6. OBLIGATIONS OF THE COMPANY AND THE SELLERS

6.1 Pursuant to execution of this Agreement and the Sellers having received the Sale Shares Consideration as per Clause 3 above, the Companyshall transfer the Sale Shares from the Sellers to the Purchaser in accordance with this SPA, and hereby confirms that it shall, upon presentment of the share certificates and relevant transfer documents, take all necessary steps as are required in law and at the request of the Purchaser, including without limitation, take the following steps to ensure that the Purchaser's name is entered in its register of members as a legal and valid shareholder of the said Purchase Shares and other related matters:

(i) Convene a meeting of its Board of Directors ("**Board**") at which the Board shall pass resolutions, if not already passed, approving the transfer of the said SaleShares.

(ii) enter the name of the Purchaser as the legal and beneficial owners of the said SaleShares free of all encumbrances, in the Register of Members of the Company;

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(iii) record the transfer of the said SaleShares from the Sellers to the Purchaser in the Register of Transfers of the Company;

(iv) make the necessary endorsements on the share certificates relating to and evidencing the said SaleShares indicating the Purchaser as the legal and beneficial owner of the SaleShares evidenced thereunder; and

(v) if required make all necessary filings with any statutory authority including without limitation, the office of the Registrar of Companies in respect of the steps completed from (i) to (iv) above.

6.2 The Sellers agree and undertake that they shall exercise their voting rights in a meeting of shareholders of the Company, in such manner, and cause the directors nominated by it on the Board of the Company to exercise their votes in such manner, so as to cause the Company to give full legal effect to the terms of this SPA, including but not limited to, for the purposes of amending the Charter Documents, of the Company, if required, to incorporate the terms of thisAgreement.

7. INDEMNIFICATION

7.2 Indemnification

7.2.1 **The Sellers shall jointly and/or severally indemnify the Purchaser and its assigns and nominees (hereinafter referred to as "Indemnified Party" in this clause) against, and agree to hold them harmless from, any and all liabilities, losses, costs, claims, damages, (including consequential damages), penalties and expenses (including reasonable lawyer's fees and expenses and costs of investigation and litigation) incurred or suffered by them relating to or arising out of or in connection with the breach of any of the representations and warranties contained hereinabove.**

7.3 Claims

Any claim, as soon as is reasonably practicable after becoming aware of a claim for indemnification under this SPA, the Indemnified Party claiming indemnification shall promptly give notice in writing to the Sellers of such claim; provided, however that the failure of Indemnified Party to give notice shall not relieve the Seller of its obligations under this Article, except to the extent that the Sellershall have been prejudiced thereby. The Seller shall be required to pay the amount within a period of 30 days from the date of receipt of the written notice, by the Sellers or the Company without objecting to the claim in any manner whatsoever.

8. DISPUTE RESOLUTION AND ARBITRATION

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8.1 The Parties agree to negotiate in good faith to resolve any dispute, difference, controversy or claim arising out of or in relation to or connection with this SPA, or the validity, interpretation, implementation, termination or breach of this SPA or anything done or omitted to be done pursuant to this SPA (“**Dispute**”) shall be resolved by arbitration conducted in accordance with the Indian Arbitration and Conciliation Act, 2015(“**A&C Act**”), or any subsequent enactment or amendment thereof.

8.2 All proceedings of any arbitration shall be in the English language.The venue for arbitration shall beMumbai and no other place.

8.3 The arbitral panel shall consist of 3 (three) arbitrators, 1 (one) arbitrator to be appointed by the Sellers, 1 (one) arbitrator to be appointed by the Purchaser and the third arbitrator to be appointed mutually by the arbitrators appointed by the Parties.

8.4 The award rendered by the Arbitrator shall be in writing and shall set out the reasons for the arbitrator's decision. The Parties agree that the arbitration award shall be final and binding on the Parties.

8.5 Each Party to the Dispute shall bear and pay its own costs and expenses in relation to the arbitrator appointed by them, provided that the costs of the third arbitrator shall be borne by the Parties in equal proportion.

9. TERM AND TERMINATION

9.1 This SPA shall be effective from the date of execution of this SPA and shall continue in full force and effect, unless terminated by the mutual written agreement of the Parties.

9.2 Clauses relating to Dispute Resolution, Representations and Warranties, Indemnification, Notice, Miscellaneous Provisions shall survive the termination or expiry of this SPA.

10. MISCELLANEOUS PROVISIONS

10.1 Filing Fees; Stamp Duty

All filing and other fees including stamp duty payable in respect of the SaleShares will be paid by the Purchaser alone.

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10.2 **Amendments**

This SPA may be amended only by a writing signed by each of the Parties and any such amendment shall be effective only to the extent specifically set forth in such writing.

10.3 **Counterparts**

This SPAand all agreements, certificates and documents to be delivered in connection herewith may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument.

10.4 **Entire Agreement**

This SPA, together with the other agreements referred to herein and the schedules and exhibits attached hereto contains the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such transactions.

10.5 **Expenses**

Except as otherwise specifically provided herein each Party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this SPA.

10.6 **Further Assurances**

The Parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable governmental rules or reasonably requested by any Party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this SPA.

10.7 **Governing Law**

This SPAshall be a contract under the laws of India and for all purposes shall be governed by and construed and enforced in accordance with the laws of India.

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10.8 **Notices**

Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

(a) shall be in writing;

(b) shall be sent by messenger, certified or registered mail, a reliable express delivery service or email, to the appropriate address(es) or number(s) set forth below;

(c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office), the records of the Person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, or express delivery service; and

(d) all such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as any party may inform the others by giving five business days' prior notice[1]:

If to the Company:
At the address hereinabove

If to the Sellers:
At the address hereinabove

If to the Purchaser:
At the address hereinabove

10.9 **Severability**

Any provision of this SPAwhich is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

10.10 **Successors and Assigns**

This SPAshall be binding upon and shall inure to the benefit of each of the Parties and their respective legal representatives, heirs, successors and permitted assigns.

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10.11 **Jurisdiction**

Subject to Clause 8 above, this SPA shall be subject to the jurisdiction of the Courts at Mumbai, only and no other Court shall have jurisdiction.

IN WITNESS WHEREOF the Parties have executed this SPAas of the day and year first above written.

SIGNED AND DELIVERED)
by the "COMPANY")
SRI SAI CABLE AND BROAD BAND)
PVT. LTD.)
by the hand of Mr. Palle Srinivas)
the authorized signatory pursuant to)
the Resolution passed by the)
Board of Directors of the Company)
in the presence of:)
1.)
)
2.)

SRI SAI CABLE & BROAD BAND PVT. LTD. SIDDIPET

SIGNED AND DELIVERED)
by the "Sellers")
1. Palle Srinivas)
2. Palle Sunitha) P.sunitha
in the presence of:)
1.)
)
2.)

SIGNED AND DELIVERED)
by the "Purchaser")
Mr. ____________)
in the presence of:)
1.)
)
2.)

P.sunitha

ANNEXURE -I

SHAREHOLDING PATTERN OF THE COMPANY

Shareholding Pattern

Sr No.	Name of the Shareholder	No. of Share Held	%of Share
1	PalleSriniwas	10225	50%
2	Palle Sunitha	10225	50%
	Total:-	20450	100%

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Annexure-II

NEWSHAREHOLDING PATTERN OF THE COMPANY (AFTER THE TRANSFER OF SHARES)

Shareholding Pattern

Sr No.	Name of the Shareholder	No. of Share Held	%of Share
1	Palle Srinivas	5010	24.5%
2	Palle Sunitha	5011	24.5%
3	Lytus Technologies Pvt. Ltd.	10,020	49%
4	Nimish Pandya	409	2%
	Total:-		**100**

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ANNEXURE-III

Sale Share Consideration

The Sale Share Consideration shall be INR 0.80 crores, for the transfer of 2% shareholding to the Sellers. The amount shall be paid on or before 28 February, 2023.